                                                                    EXHIBIT 10.9


                            FORM OF PROMISSORY NOTE


$[________________]

                                         West Trenton, New Jersey
                                         February 9, 1998


     FOR VALUE RECEIVED, EPITAXX, Inc. a Delaware corporation with a principal place of business at 7 Graphics Drive, West Trenton, New Jersey 08628 (the "Borrower"), promises to pay to [Name of Stockholder] (the "Stockholder"), by FedWire transfer of immediately available funds to the account hereinafter designated, the principal sum of $[______________], plus interest. Interest shall accrue on the principal balance outstanding from time to time, from the date hereof until the whole of this Note (including principal and interest) has been paid, at the rate of 6.02% per annum. Interest on this Note shall be computed on the basis of a year of three hundred sixty-five (365) days and the actual number of days elapsed.

     This Note has been executed and delivered subject to the following terms and conditions:

           a. The principal of this Note constitutes the dividend declared and payable by the Borrower to the Stockholder, the principal shareholder of the Borrower, pursuant to resolutions dated December 11, 1997 adopted by the Board of Directors of the Borrower.

           b. The principal shall be payable on the earlier of (i) the third anniversary of the date of this Note, provided that the Borrower's total stockholders' equity equals or exceeds Fifteen Million Dollars ($15,000,000) and (ii) the date the Borrower's total stockholders' equity first equals or exceeds Fifteen Million Dollars ($15,000,000). In any such event, the whole of this Note, both principal and accrued and unpaid interest, shall be immediately due and payable upon the Stockholder's demand.

           Accrued interest shall be payable semiannually, on the last day of each succeeding December and June until this Note shall be paid in full. Notwithstanding the foregoing, whenever any payment on this Note shall be stated to be due on a day that is not a business day in the States of New York and New Jersey, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the interest payable on this Note. For the purpose of this Note, the term "business day" shall mean any day other than a Saturday, a Sunday or any day which is a legal holiday under the laws of the States of New York and New Jersey or is a day on which banking institutions located in the States of New York and New Jersey are authorized or are required by law or other governmental action to close. Payments shall be made to the following account, unless otherwise designated in writing by the Stockholder to the Borrower:


                                            ---------------------------
                                            [Bank]

                                            ---------------------------
                                            [Address]

                                            ---------------------------
                                            [Account #]

                                            ---------------------------
                                            [ABA #]
                                            In favor of [Name of Stockholder]

     This Note shall be paid without claim of set-off, counterclaim or deductions of any nature or for any cause whatsoever.

     c. If this Note or interest hereon is not paid when due, or suit is brought, the Borrower, and each endorser, guarantor, and any other person who is now or may hereafter become primarily or secondarily liable for the payment of this Note or any portion thereof, agree to pay all costs of collection, including reasonable attorneys' fees and disbursements, incident to the enforcement, protection or preservation of any right or claim of the Stockholder under this Note, any guaranty of the debt hereunder or any security interest which may hereafter secure the debt hereunder. In the event of any bankruptcy or similar proceedings, costs of collection shall include all costs and attorneys' fees incurred in connection with such proceedings, including the fees of counsel for attendance at meetings of creditors or other committees.

     d. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty; provided, that any partial payment shall be allocated first to interest and the balance, if any, to principal.

     e. Borrower and each endorser, guarantor and any other person who is now or may hereafter become primarily or secondarily liable for the payment of this Note or any portion hereof, waives notice, presentment, notice of dishonor and protest or demand in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     f.  Borrower acknowledges receipt of a copy of this Note.

     g.  This Note shall be governed by the laws of the State of Delaware.

                              EPITAXX, INC.

                              By:
                                    ----------------------
                                    Noboru Hiraguri
                              Its:  Chief Executive Officer and Vice
                                    Chairman


                                       3